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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
           SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934


                            SIERRA PACIFIC RESOURCES
                            ------------------------
             (Exact name of registrant as specified in its charter)


            NEVADA                                        88-0198358
            ------                                        ----------
(State of incorporation or organization)       (IRS Employee Identification No.)

P.O. BOX 30150 (6100 NEIL ROAD), RENO, NEVADA               89520
---------------------------------------------               -----
(Address of principal executive offices)                  (Zip Code)


If this Form relates to the              If this Form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective pursuant   Exchange Act and is effective pursuant
to General Instruction A(c)              to General Instruction A(d)
check the following box. [X]             check the following box. [ ]

Securities Act registration statement file numbers to which this form relates:
333-72160 and 333-80149.

Securities to be registered pursuant to Section 12(b) of the Act:

                    PREMIUM INCOME EQUITY SECURITIES ("PIES")
                    (Title of each class to be so registered)

                             NEW YORK STOCK EXCHANGE
        (Name of each exchange on which each class is to be registered):


Securities to be registered pursuant to Section 12(g) of the Act:    NONE


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Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

       For a description of the Registrant's securities, reference is made to "Description of the PIES" in Sierra Pacific Resources' prospectus supplement, dated November 12, 2001 (the "Prospectus Supplement"), to the Registrant's prospectus, dated November 7, 2001 (the "Prospectus"), filed on November 14, 2001 with the Securities and Exchange Commission pursuant to Rule 424(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). The Prospectus Supplement and the Prospectus are part of the Company's Registration Statement on Form S-3 Registration Statement, File No. 333-72160 (which also constitutes a Post-Effective Amendment to the Registration Statement, File No. 333-80149).

Item 2. EXHIBITS

EXHIBIT NO.                            DESCRIPTION
----------                             -----------
   1           The Prospectus Supplement and the Prospectus (filed on November 14, 2001 with the Securities and
               Exchange Commission pursuant to Rule 424(b)(1) of the Securities Act).

   2           Restated Articles of Incorporation of Sierra Pacific Resources dated July 28, 1999 (filed as Exhibit
               3(A) to Form 10-K for year ended December 31, 1999).

   3           By-laws of Sierra Pacific Resources as amended through February 25, 2000 (filed as Exhibit 3(A) to
               Form 10-K for year ended December 31, 2000).

   4           Amended and Restated Rights Agreement dated February 28, 2001, between Sierra Pacific Resources and
               Wells Fargo Bank Minnesota, N.A. as successor Rights Agent (filed as Exhibit 4.1 to the Registration
               Statement on Form S-3 filed July 2, 2001, File No. 333-64438).

   5           Indenture between Sierra Pacific Resources and The Bank of New York, as Trustee (filed as Exhibit
               4.1 to Form 8-K dated May 22, 2000).

   6           Officer's Certificate dated November 16, 2001, establishing the terms of the Senior Notes to be issued in connection with the PIES (filed as Exhibit 4.1 to Form 8-K dated November 16, 2001).

   7           Senior Note due 2007 (filed as Exhibit 4.2 to Form 8-K dated November 16, 2001).

   8           Purchase Contract Agreement dated November 16, 2001, between Sierra Pacific Resources and The
               Bank of New York (filed as Exhibit 4.3 to Form 8-K dated November 16, 2001).



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
   9           Corporate PIES Certificate (filed as Exhibit 4.4 to Form 8-K dated November 16, 2001).

  10           Treasury PIES Certificate (filed as Exhibit 4.5 to Form 8-K dated November 16, 2001).

  11           Pledge Agreement dated November 16, 2001, among Sierra Pacific Resources, Wells Fargo
               Bank Minnesota, N.A. and The Bank of New York (filed as Exhibit 4.6 to Form 8-K dated
               November 16, 2001).

  12           Remarketing Agreement dated November 16, 2001, between Sierra Pacific Resources and Lehman
               Brothers Inc. (filed as Exhibit 4.7 to Form 8-K dated November 16, 2001).



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                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: November 16, 2001                SIERRA PACIFIC RESOURCES




                                        By: /s/Richard K. Atkinson
                                           -------------------------------------
                                           Richard K. Atkinson
                                           Treasurer and Investor Relations
                                           Officer




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